As filed with the Securities and Exchange Commission on December 3, 2004

                                                   Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        ---------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           The Securities Act of 1933

                          Metrologic Instruments, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

          New Jersey                                22-1866172
 ------------------------------          ----------------------------------
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
  incorporation or organization)

                        90 Coles Road
                    Blackwood, New Jersey                         08012
           --------------------------------------                --------
          (Address of Principal Executive Offices)              (Zip Code)


                           2004 Equity Incentive Plan
                           --------------------------
                            (Full title of the plan)

                         Benny Noens, CEO and President
                          Metrologic Instruments, Inc.
                                  90 Coles Road
                           Blackwood, New Jersey 08012
                      -------------------------------------
                     (Name and address of agent for service)

                                 (856) 228-8100
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)
                                 with a copy to:
                            Justin P. Klein, Esquire
                     Ballard Spahr Andrews & Ingersoll, LLP
                         1735 Market Street, 51st Floor
                        Philadelphia, Pennsylvania 19103
                                 (215) 665-8500

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

------------------------------------------------------------------------------
Title of           Amount to be    Proposed   Proposed            Amount of
Securities         Registered (1)  Maximum    Maximum             Registration
to be                              Offering   Aggregate           Fee
Registered                         Price      Offering
                                   Per Share  Price
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Common Stock,      1,500,000       $20.42(2)   $30,630,000(2)     $3,880.82
par value $.01
per share  shares
------------------------------------------------------------------------------
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Registrant is increased by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization or similar transaction.
(2) Estimated solely for the purpose of calculating the registration fee. In accordance with Rules 457(c) and 457(h), the price shown is based upon the average of the high and low price of the Common Stock on November 30, 2004, as reported on the Nasdaq National Market System.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents containing the information specified in Part I of this Registration Statement will be given or sent to all persons who participate in the 2004 Equity Incentive Plan (the "Plan").

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") by Metrologic Instruments, Inc. (the "Company") (File No. 0-24712) are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003; (2) the Company's Reports on Form 10-Q for the periods ended March 31, 2004, June 30, 2004 and September 30, 2004; (3) the Company's Reports on Form 8-K filed on February 20, 2004, June 22, 2004, September 28, 2004 and November 22, 2004; and (4) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on August 19, 1994.

                  Each document filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such document. Any statement contained in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

                  Our Amended and Restated Certificate of Incorporation provides that we will, to the fullest extent permitted by the laws of the State of New Jersey, as amended from time-to-time, indemnify any person who is or was an officer or director of the Company, as well as any person who is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

                  Thus, our directors and officers shall not be personally liable to us or our shareholders for any breach of duty based upon an act or omission, except for an act or omission: (i) for any breach of the director's duty of loyalty; (ii) for acts or omissions not in good faith or which involve a knowing violation of law; or (iii) for any transaction from which the director derived an improper personal benefit.

                  No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

                  We maintain directors' and officers' liability insurance that provides for indemnification of our directors and officers against damages arising out of certain kinds of claims that may be made against them based on their negligent acts or omissions while acting in their capacity as such.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

4.1      2004 Equity Incentive Plan

4.2 Specimen copy of Common Stock certificate (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-78358))

5        Opinion of Ballard Spahr Andrews & Ingersoll, LLP

23.1     Consent of Ernst & Young LLP

23.2     Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of
         Exhibit 5)

Item 9.  Undertakings.

                  A. The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blackwood, State of New Jersey, on December 3, 2004.

                                    Metrologic Instruments, Inc.


                                    By:  /s/ Benny Noens
                                         ------------------------------------
                                         Benny Noens
                                         Chief Executive Officer and President

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                              Date
     ---------                    -----                              ----
/s/ Benny Noens              Chief Executive Officer,          December 3, 2004
------------------------     President (Principal
Benny Noens                  Executive Officer) and
                             Director

/s/ Kevin Bratton            Chief Financial Officer           December 3, 2004
------------------------     (Principal Financial Officer
Kevin Bratton                and Principal Accounting Officer)


/s/ C. Harry Knowles         Director                          December 3, 2004
------------------------
C. Harry Knowles


/s/ Richard Close            Director                          December 3, 2004
------------------------
Richard Close


/s/ Janet H. Knowles         Director                          December 3, 2004
------------------------
Janet H. Knowles


/s/ John H. Mathias          Director                          December 3, 2004
------------------------
John H. Mathias


/s/ Stanton L. Meltzer       Director                          December 3, 2004
------------------------
Stanton L. Meltzer


/s/ Hsu Jau Nan              Director                          December 3, 2004
------------------------
Hsu Jau Nan


/s/ William Rulon-Miller     Director                          December 3, 2004
------------------------
William Rulon-Miller

                                  EXHIBIT INDEX

Number            Exhibit                                            Page
------            -----------------------------------------------    ----
4.1               2004 Equity Incentive Plan

4.2               Specimen copy of Common Stock certificate
                  (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1
                  (Registration No. 333-78358))

5                 Opinion of Ballard Spahr Andrews & Ingersoll, LLP

23.1              Consent of Ernst & Young LLP

23.2 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5)

Exhibit 4.1

                          METROLOGIC INSTRUMENTS, INC.

                           2004 EQUITY INCENTIVE PLAN



Section 1.      General Purpose of Plan; Definitions.
                -------------------------------------

                1.1 General Purpose. The name of this plan is the Metrologic Instruments, Inc. 2004 Equity Incentive Plan (the "Plan"). The Plan was adopted by the Board (defined below) on April 23, 2004 subject to the approval by the shareholders of the Company (defined below). The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to Participants (defined below) that are linked directly to increases in shareholder value and will therefore inure to the benefit of all shareholders of the Company.

                1.2 Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

                        (a) "Administrator" means the Board or to the extent that the Board has delegated its authority under this Plan to a committee or sub-committee of the Board, then such committee or sub-committee.

                        (b) "Board" means the Board of Directors of the Company.

                        (c)      "Change of Control" shall mean:

                                (i)      The acquisition, directly or
indirectly, other than from the Company, by any person, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Third Party"), excluding, for this purpose: (1) the Company, (2) its Parent or Subsidiaries, (3) any employee benefit plan of the Company or its Subsidiaries,
(4) C. Harry Knowles, Janet H. Knowles or a descendant of C. Harry Knowles or Janet H. Knowles, (5) a purchaser or group of purchasers that includes C. Harry Knowles or Janet H. Knowles or descendants of, or entities controlled by, or associates or affiliates of C. Harry Knowles, Janet H. Knowles or their descendents, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), of beneficial ownership of more than 50% of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors of the Company; or

                                (ii)     Individuals who, as of April 23, 2004,
constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Directors who are directors at the time of such vote shall be, for purposes of this Agreement, an Incumbent Director; or

                                (iii)    Consummation of (1) a reorganization,
merger or consolidation, or (2) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (whether such assets are held directly or indirectly) to a Third Party, as limited in subparagraph (i) of the definition.

                        (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

                        (e) "Company" means Metrologic Instruments, Inc., a New Jersey corporation.

                        (f) "Disability" means with respect to any Participant, Disability as defined in any Employment Agreement between the Company (or its Subsidiary or Parent) and such Participant, or in the absence of any such Employment Agreement defining Disability, the inability of a Participant to perform substantially his or her duties and responsibilities to the Company or to any Parent or Subsidiary by reason of a physical or mental disability or infirmity (i) for a continuous period of six months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Administrator that the Participant has a physical or mental disability or infirmity that will likely prevent the Participant from returning to the performance of the Participant's work duties for six months or longer. The date of such Disability shall be the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

                        (g) "Eligible Recipient" means an officer, director, employee, consultant or advisor of the Company or of any Parent or Subsidiary.

                        (h)      "Employee" means any full or part-time
employee of the Company, or any Parent or Subsidiary. Employee shall also include an Employee Director.

                        (i) "Employee Director" means any director of the Company who is also an employee of the Company or of any Parent or Subsidiary.

                        (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                        (k) "Fair Market Value" means, as of any given date, with respect to the Stock, (A) the closing sale price of a share of Stock on the immediately preceding trading day as reported on the principal securities exchange on which the Company's equity securities are listed or traded, (B) if not so reported, the closing sales price on the immediately preceding trading day of a share of Common Stock as published in the NASDAQ National Market Issues report in the Eastern Edition of The Wall Street Journal, or (C) if not so reported, the average of the closing bid and asked prices on the immediately preceding trading day as reported on the NASDAQ National Market System, or (D) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Administrator. In the event that the price of a share of Stock shall not be so reported or furnished, the Fair Market Value of a share of Stock shall be determined by the Administrator in good faith. The market value of an Option granted under the Plan on any day shall be the market value of the underlying Stock, determined as aforesaid, less the exercise price of the Option. A "trading day" is any day, other than Saturday or Sunday, on which the relevant market is open for trading.

                        (l)      "Incentive Stock Option" means any Stock
Option that  qualifies  as an  "incentive  stock  option"  within the meaning of
Section 422 of the Code.

                        (m) "Non-Employee Director" means a director of the Company who is not an employee of the Company or of any Parent or Subsidiary.

                        (n) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such Stock Option is granted) that it will not be treated as an Incentive Stock Option.

                        (o)      "Parent" means any corporation or entity
(other than the Company) in an unbroken chain of corporations or other entities ending with the Company, if each of the entities in the chain (other than the Company) beneficially owns 50% or more of the combined voting power of all voting securities in one of the other entities in the chain.

                        (p) "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in
Section 2 below, to receive grants of Stock Options, Stock Appreciation Rights, awards of Restricted Stock, or Performance Shares or any combination of the foregoing.

                        (q) "Performance Shares" means shares of Stock that are subject to restrictions based upon the attainment of specified performance objectives granted pursuant to Section 7 below.

                        (r) "Restricted Stock" means shares of Stock subject to certain restrictions granted pursuant to Section 7 below.

                        (s) "Stock" means the common stock, par value $0.01 per share, of the Company.

                        (t) "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Stock covered by such right or such portion thereof, over (B) the aggregate exercise price of such right (or, in the case of a Related Right, the Stock Option) or such portion thereof.

                        (u) "Stock Option" means an option to purchase shares of Stock granted pursuant to Section 5 below.

                        (v) "Subsidiary" means any corporation or entity (other than the Company) in an unbroken chain of entities beginning with the Company, if each of the entities (other than the last or entity) in the unbroken chain beneficially 50% or more of the total combined voting power of all voting securities in one of the other entities in the chain.

                        (w) "Termination for Cause" means a termination of employment that has been designated as a "termination for cause" pursuant to standard Company procedures.

Section 2.      Administration.
                --------------

                2.1 Administration. The Plan shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act ("Rule 16b-3"), by the Administrator.

                2.2 Power of the Administrator. Pursuant to the terms of the Plan, the Administrator shall have the power and authority to grant to Eligible Recipients pursuant to the terms of the Plan: (a) Stock Options, (b) Stock Appreciation Rights, (c) awards of Restricted Stock or Performance Shares or (c) any combination of the foregoing. In addition to the power and authority delegated to the Administrator elsewhere in this Plan, the Administrator shall have the authority:

                        (a) to select those Eligible Recipients who shall be Participants;

                        (b) to determine whether and to what extent Stock Options, Stock Appreciation Rights, awards of Restricted Stock or Performance Shares or a combination of any of the foregoing, are to be granted hereunder to Participants;

                        (c) to determine the number of shares of Stock to be covered by each award granted hereunder;

                        (d) to revise existing awards;

                        (e) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each award granted hereunder (including, but not limited to, (x) the restrictions applicable to awards of Restricted Stock and the conditions under which restrictions applicable to such awards of Restricted Stock shall lapse), and (y) the performance goals and periods applicable to awards of Performance Shares); and

                        (f) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Stock Options, Stock Appreciation Rights, awards of Restricted Stock, or Performance Shares or any combination of the foregoing granted hereunder.

                2.3 Interpretation. The Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

                2.4 Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

Section 3.      Stock Subject to Plan.
                ---------------------

                3.1      Number of Shares.

                        (a) The total number of shares of Stock reserved and available for issuance under the Plan shall be 1,500,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

                        (b) Consistent with the provisions of Section 162(m) of the Code, as from time to time applicable, to the extent that (i) a Stock Option expires or is otherwise terminated without being exercised, or (ii) any shares of Stock subject to any award of Restricted Stock, or Performance Shares granted hereunder are forfeited, such shares of Stock shall again be available for issuance in connection with future awards granted under the Plan.

                3.2 Certain Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of shares of Stock reserved for issuance under the Plan and the maximum number of shares of Stock that may be granted to any Participant in any calendar year, (ii) the kind, number and exercise price of shares of Stock subject to outstanding Stock Options and Stock Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of shares of Stock subject to outstanding awards of Restricted Stock and Performance Shares granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion. An adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right related to any Stock Option. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.

Section 4.      Eligibility.
                -----------

                4.1 Eligible Recipients. Eligible Recipients shall be eligible to be granted Stock Options, Stock Appreciation Rights, awards of Restricted Stock or Performance Shares or any combination of the foregoing hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients, and the Administrator shall determine, in its sole discretion, the number of shares of Stock covered by each such award.

Section 5.      Stock Options.
                -------------

                5.1      Option Grants.

                        (a) Stock Options may be granted alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each Participant. Participants who are granted Stock Options shall be granted a stock option certificate in such form as the Administrator shall determine, which certificate shall set forth, among other things, the option price of the Stock Option, the term of the Stock Option and provisions regarding vesting and exercisability of the Stock Option granted thereunder.

                        (b) The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

                5.2 Incentive Stock Options; Non-Qualified Stock Options. The Administrator shall have the authority to grant to any officer or employee of the Company or of any Parent or Subsidiary (including directors who are also officers of the Company) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Directors who are not also officers of the Company or of any Parent or Subsidiary, consultants or advisors to the Company or to any Parent or Subsidiary may only be granted Non-Qualified Stock Options (with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. More than one Stock Option may be granted to the same Participant and be outstanding concurrently hereunder.

                5.3 Terms of Stock Options. Stock Options granted under the
Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

                        (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, (i) in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on such date, (ii) in the case of Non-Qualified Stock Options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, be less than 100% of the Fair Market Value of the Stock on such date and (iii) in any event, be less than the par value (if any) of the Stock. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Incentive Stock Option is granted to such Participant, the option price of such Incentive Stock Option (to the extent required at the time of grant by the Code) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

                        (b) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

                        (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant. The Administrator may provide at the time of grant, in its sole discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, in its sole discretion.

                        (d) Change of Control. In the event of a Change of Control, all outstanding Stock Options shall immediately become fully exercisable, and upon payment by the Participant of the option price (and, if requested, delivery of the representation described in Section 9(b)), a stock certificate or stock certificates representing the Common Stock covered thereby shall be issued and delivered to the Participant.

                        (e)      Method of Exercise.

                                (i)      Subject to Section 5.3(b), Stock
Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the option price in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Administrator, (ii) in the form of unrestricted Stock already owned by the Participant which, (x) in the case of unrestricted Stock acquired upon exercise of an option, has been owned by the Participant for more than six months on the date of surrender, and (y) has a Fair Market Value on the date of surrender equal to the aggregate option price of the Stock as to which such Stock Option shall be exercised and the minimum statutory withholding taxes with respect thereto, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing. A Participant shall generally have the rights to dividends and any other rights of a shareholder with respect to the Stock subject to the Stock Option only after the Participant has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 10.1(b) below.

                                (ii)     Notwithstanding anything to the
contrary contained herein, a Stock Option may not be exercised for a fraction of a share of Stock.

                                (iii)    The Administrator may require the
surrender of all or a portion of any Stock Option granted under the Plan as a condition precedent to the grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted. Consistent with the provisions of Section 162(m), to the extent applicable, upon their surrender, Stock Options shall be canceled and the shares of Stock previously subject to such canceled Stock Options shall again be available for future grants of Stock Options and other awards hereunder.

                        (f) Non-Transferability of Stock Options. Except under the laws of descent and distribution or as otherwise permitted by the Administrator, the Participant shall not be permitted to sell, transfer, pledge or assign any Stock Option, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant; provided, however, that the Participant shall be permitted to transfer one or more Non-Qualified Stock Options to a trust controlled by the Participant during the Participant's lifetime for estate planning purposes.

                        (g) Termination of Employment or Service. If a Participant's employment with or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary terminates by reason of his or her death, Disability or for any other reason (other than a Termination for Cause), the Stock Option may, to the extent exercisable on the date of such termination, thereafter be exercised for a period that will be determined by the Administrator but in no event less than thirty (30) days following the date of termination.

                        (h) Termination for Cause. In the event of a Termination for Cause, any Stock Option held by the Participant, which was not exercised prior to the date of such Termination for Cause shall be forfeited.

                        (i) Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to a Participant under this Plan and all other option plans of the Company or of any Parent or Subsidiary become exercisable for the first time by the Participant during any calendar year exceeds $100,000 (as determined in accordance with Section 422(d) of the Code), the portion of such Incentive Stock Options in excess of $100,000 shall be treated as Non-Qualified Stock Options.

Section 6.      Stock Appreciation Rights.
                -------------------------

                6.1 Types of Stock Appreciation Rights. Stock Appreciation Rights may be granted either alone ("Free Standing Right") or in conjunction with all or part of any Stock Option granted under the Plan ("Related Rights"). In the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made; provided that Related Rights granted in conjunction with Incentive Stock Options can only be granted to Eligible Recipients who can receive Incentive Stock Options; the number of shares of Stock to be awarded, the exercise price, and all other conditions of Stock Appreciation Rights. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant.

                6.2 Terms of Stock Appreciation Rights. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and
conditions  and  shall  contain  such  additional  terms  and  conditions,   not
inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

                        (a) Awards. The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such award, until such recipient has been granted a certificate by the Company evidencing the award (a "Stock Appreciation Right Certificate"). Participants who are granted Stock Appreciation Rights shall have no rights as shareholders of the Company with respect to the grant or exercise of such rights.

                        (b)      Exercisability.

                                (i)      Stock Appreciation Rights that are
Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant; provided, however, that no Free Standing Right shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of a Participant's death or Disability prior to the expiration of such six-month period.

                                (ii)     Stock Appreciation Rights that are
Related Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 above and this Section 6 of the Plan; provided, however, that a Related Right granted in connection with an Incentive Stock Option shall be exercisable only if and when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option; and provided, further, that no Related Right shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of a Participant's death or Disability prior to the expiration of such six-month period.

                        (c)      Payment Upon Exercise.

                                (i)      Upon the exercise of a Free Standing
Right, the Participant shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the price per share specified in the Free Standing Right (which price shall be no less than 100% of the Fair Market Value of the Stock on the date of grant) multiplied by the number of shares of Stock in respect of which the Free Standing Right is being exercised, with the Administrator having the right to determine the form of payment.

                                (ii)     A Related Right may be exercised by a
Participant by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the option price per share specified in the related Stock Option multiplied by the number of shares of Stock in respect of which the Related Right is being exercised, with the Administrator having the right to determine the form of payment. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

                        (d)      Non-Transferability.

                                (i)      Free Standing Rights shall be
transferable only when and to the extent that a Stock Option would be transferable under Section 5 of the Plan.

                                (ii)     Related Stock shall be transferable
only when and to the extent that the underlying Stock Option would be transferable under Section 5 of the Plan.

                        (e)      Termination of Employment or Service.

                                (i)      If a Participant's employment with or
service to the Company or to any Parent or Subsidiary terminates by reason of his or her death, Disability or for any other reason (other than a Termination for Cause), the Free Standing Rights may, to the extent exercisable on the date of such termination, thereafter be exercised for a period that will be determined by the Administrator but in no event less than thirty (30) days following the date of termination.

                                (ii)     In the event of a Termination for
Cause, any Free Standing Right held by the Participant, which was not exercised prior to the date of such Termination for Cause shall be forfeited.

                                (iii)    In the event of the termination of
employment or service of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Stock Options.

                        (f)      Term.

                                (i)      The term of each Free Standing Right
shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten years after the date such right is granted.

                                (ii)     The term of each Related Right shall
be the term of the Stock Option to which it relates, but no Related Right shall be exercisable more than ten years after the date such right is granted.

Section 7.      Restricted Stock and Performance Shares.
                ---------------------------------------

                7.1 Awards of Restricted Stock or Performance Shares. Awards of Restricted Stock or Performance Shares may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock or Performance Shares shall be made; the number of shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock or Performance Shares; the Restricted Period (as defined in
Section 7.4(a)) applicable to awards of Restricted Stock; the performance objectives applicable to awards of Performance Shares; and all other conditions of the awards of Restricted Stock and Performance Shares. Subject to the requirements of Section 162(m) of the Code, as applicable, the Administrator may also condition the grant of the award of Restricted Stock or Performance Shares upon the exercise of stock options, or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of the awards of Restricted Stock or Performance Shares need not be the same with respect to each Participant.

                7.2 Awards and Certificates. The prospective recipient of awards of Restricted Stock or Performance Shares shall not have any rights with respect to any such award, unless and until such recipient has granted a certificate evidencing the award (a "Restricted Stock Award Certificate," or "Performance Shares Award Certificate," as appropriate). Except as otherwise provided below in this Section 7.2(b), (i) each Participant who is granted an award of Restricted Stock or Performance Shares shall be issued a stock certificate in respect of such shares of Restricted Stock or Performance Shares, if applicable; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such award.

                7.3 Custody of Certificates. The Administrator may require that the stock certificates evidencing Restricted Stock or Performance Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock or Performance Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award. In no event shall the restrictions end prior to the payment by the Participant to the Company of the amount of any Federal, state and local income or employment tax withholding that may be required with respect to Restricted Stock or Performance Shares.

                7.4 Restrictions and Conditions. The awards of Restricted Stock and Performance Shares granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

                        (a) General Terms. Subject to the provisions of the Plan and the Restricted Stock Award Agreement or Performance Shares Award Agreement, as appropriate, governing any such award, during such period as may be set by the Administrator commencing on the date of grant (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock or Performance Shares awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant's termination of employment or service as a director, consultant or advisor to the Company or any Parent or Subsidiary or the Participant's death or Disability.

                        (b) Change in Control. In the event of a Change of Control, all Restricted Stock or Performance Shares remaining subject to forfeiture shall immediately cease to be subject to forfeiture and a stock certificate or stock certificates representing such shares of Common Stock (or cash in the case of certain Performance Shares) shall be issued and delivered to the Participant.

                        (c) Rights of Participant. Except as provided in
Section 7.4(a), the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Stock or Performance Shares during the Restricted Period. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock or Performance Shares except as the Administrator, in its sole discretion, shall otherwise determine.

                        (d) Termination of Employment. The rights of
Participants granted awards of Restricted Stock or Performance Shares, upon termination of employment or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary for any reason during the Restricted Period, shall be set forth in the Restricted Stock Award Certificate or Performance Shares Award Certificate, as appropriate, governing such awards.

Section 8.      Amendment and Termination.
                -------------------------

                8.1 Amendments. The Plan may be amended or terminated at any time and from time to time by the Board without the approval of shareholders of the Company, except that no material revisions to the terms of the Plan will be effective until the amendment is approved by the shareholders of the Company. Whether a revision is "material" for this purpose shall be determined by reference to NASD Rules 4350 and IM 4350-5. No amendment of the Plan made without the Participant's written consent may adversely affect any right of a Participant with respect to an outstanding award.

                8.2 Termination. The Plan will terminate upon the earlier of the following dates or events to occur:

                        (a) the adoption of a resolution of the Board terminating the Plan; or

                        (b) the day before the 10th anniversary of the date of the Company's 2004 Annual Meeting of Shareholders.

No awards will be granted under this Plan after it has terminated. The termination of the Plan, however, will not without such person's consent, alter or impair any of the rights or obligations of any person under any award previously granted under the Plan. After the termination of the Plan, any previously granted awards will remain in effect and will continue to be governed by the terms of the Plan and the applicable award certificate.

                8.3 Term. No Stock Option, Stock Appreciation Right or awards of Restricted Stock or Performance Shares, shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

Section 9.      Unfunded Status of Plan.
                -----------------------

                9.1 The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 10.     General Provisions.
                -------------------

                10.1     Compliance with Securities Laws.

                        (a) Shares of Stock shall not be issued pursuant to the exercise of any award granted hereunder unless the exercise of such award and the issuance and delivery of such shares of Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                        (b) The Administrator may require each person acquiring shares of Stock hereunder to represent to and agree with the Company in writing that such person is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

                        (c) All certificates for shares of Stock delivered
under  the  Plan  shall  be  subject  to such  stop-transfer  orders  and  other
restrictions  as  the   Administrator   may  deem  advisable  under  the  rules,
regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

                10.2 No Other Rights Conferred. Nothing contained in the Plan shall prevent the Board or any duly authorized committee thereof, from adopting other or additional compensation arrangements, subject to shareholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

                10.3 Federal and State Taxes. Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

                10.4 No Liability. No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 11.     Shareholder Approval; Effective Date of Plan.
                --------------------------------------------

                11.1 The grant of any award hereunder shall be contingent upon shareholder approval of the Plan being obtained within 12 months before or after the date the Board adopts the Plan.

Exhibit 5


             [Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]



                                                              December 3, 2004


Metrologic Instruments, Inc.
90 Coles Road
Blackwood, New Jersey  08012

                  Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as counsel to Metrologic Instruments, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 1,500,000 shares of common stock of the Company, par value $.01 per share (the "Shares"), issuable under the Company's 2004 Equity Incentive Plan (the "Plan"). Awards made pursuant to the Plan may consist of grants of options to acquire shares of the Company's common stock, stock appreciation rights, awards of restricted stock and performance shares.

                  In rendering our opinion, we have reviewed originals, or copies certified or otherwise identified to our satisfaction, of the Plan and such certificates, documents, corporate records and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

                  In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

                  The opinion expressed below is based on the assumption that a Registration Statement on Form S-8 with respect to the Shares will have been filed by the Company with the Securities and Exchange Commission and will have become effective before any of the Shares are issued, and that persons acquiring the Shares will do so strictly in accordance with the terms of the Plan and will receive a prospectus containing all of the information required by Part I of the Registration Statement on Form S-8 before acquiring such shares.

                  We consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares.

                  This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinion expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

                                    Very truly yours,



                                   /s/ Ballard Spahr Andrews & Ingersoll, LLP

Exhibit 23.1



            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the 2004 Equity Incentive Plan of Metrologic Instruments, Inc. of our report dated February 12, 2004, with respect to the consolidated financial statements and schedule of Metrologic Instruments, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003 filed with the Securities and Exchange Commission.



                                                        /s/Ernst & Young LLP
Philadelphia, Pennsylvania
December 3, 2004